Exhibit H6
EXECUTION COPY
RYDEX ETF TRUST
Four Irvington Centre
805 King Farm Boulevard, Suite 600
Rockville, MD 20850
July 15, 2011
State Street Bank and Trust Company
200 Newport Avenue, JQB3N
Quincy, MA 02171
Attention: Michael E. Prendergast, Senior Vice President
Ladies and Gentlemen:
     Reference is made to the Administration Agreement between Rydex ETF Trust (the “Fund”) and State Street Bank and Trust Company (“State Street”) dated as of April 29, 2005 including Appendix A thereto (as amended, the “Agreement”).
     Pursuant to the Agreement, this letter is to provide written notice to State Street of the Fund’s desire to include the following two (2) as additional funds (the “Additional Funds”) as additional Portfolios under the Agreement:
Rydex S&P MidCap 400 Equal Weight ETF
Rydex S&P SmallCap 600 Equal Weight ETF
[Remainder of Page Intentionally Left Blank]

     In accordance with the Additional Funds provision of Section 1 of the Agreement, we request that State Street confirm that it will act as Administrator with respect to the Additional Funds and that Schedule A to the Agreement be amended in its entirety and replaced with a new Schedule A annexed hereto.
     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Fund and retaining one copy for your records.

Very truly yours,

RYDEX ETF TRUST

By:	/s/ Nick Bonos
Name:	Nick Bonos
Title:	VP & Treasurer

Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

SCHEDULE A
To Administration Agreement dated April 29, 2005
Effective as of July 25, 2011
Rydex Russell Top 50 ETF
Rydex S&P Equal Weight ETF
Rydex S&P 500 Pure Value ETF
Rydex S&P 500 Pure Growth ETF
Rydex S&P MidCap 400 Pure Value ETF
Rydex S&P MidCap 400 Pure Growth ETF
Rydex S&P SmallCap 600 Pure Value ETF
Rydex S&P SmallCap 600 Pure Growth ETF
Rydex S&P Equal Weight Consumer Discretionary ETF
Rydex S&P Equal Weight Consumer Staples ETF
Rydex S&P Equal Weight Energy ETF
Rydex S&P Equal Weight Financial ETF
Rydex S&P Equal Weight Health Care ETF
Rydex S&P Equal Weight Industrial ETF
Rydex S&P Equal Weight Materials ETF
Rydex S&P Equal Weight Technology ETF
Rydex S&P Equal Weight Utilities ETF
Rydex 2x S&P 500 ETF
Rydex Inverse 2x S&P 500 ETF
Rydex MSCI EAFE Equal Weight ETF
Rydex MSCI Emerging Markets Equal Weight ETF
Rydex MSCI ACWI Equal Weight ETF
Rydex Russell Midcap Equal Weight ETF
Rydex Russell 1000® Equal Weight ETF
Rydex Russell 2000® Equal Weight ETF
Rydex S&P MidCap 400 Equal Weight ETF
Rydex S&P SmallCap 600 Equal Weight ETF

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